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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Experts" and "Selected Consolidated Financial Information" and to the use of our report dated August 1, 1997, in the Registration Statement (Form SB-2) and related Prospectus of Javelin Systems, Inc. for the registration of 1,437,500 shares of its common stock.



                                       Ernst & Young LLP

Orange County, California
September 17, 1998